Artisan Partners Asset Management Inc. Reports 1Q26 Results and Quarterly Dividend
Milwaukee, WI - April 28, 2026 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended March 31, 2026, and declared a quarterly dividend. The full March 2026 quarter earnings release and investor presentation can be viewed at www.apam.com.
Conference Call
The Company will host a conference call on April 29, 2026, at 11:00 a.m. (Eastern Time) to discuss its results for the three months ended March 31, 2026. Hosting the call will be Jason Gottlieb, Chief Executive Officer and President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10207226. A replay of the call will be available until May 6, 2026, at 9:00 a.m. (Eastern Time), by dialing 855.669.9658 or 412.317.0088 for international callers; the replay conference ID is 4787506. An audio recording will also be available on the Company’s website.
About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com